                                                                   EXHIBIT 10.32

____________________SPACE ABOVE THIS LINE FOR RECORDER'S USE____________________

STATE OF _________________              AFTER RECORDING  RETURN TO:
                                        ANE C. PRIESTER
COUNTY OF ________________              LATHAM & WATKINS LLP
                                        633 W. 5TH STREET, SUITE 4000
                                        LOS ANGELES, CA  90071

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                    DEED TO SECURE DEBT, ASSIGNMENT OF RENTS
                             AND SECURITY AGREEMENT

                            DATED AS OF JULY 16, 2003

                                       BY

                              CALPINE CORPORATION,
                             A DELAWARE CORPORATION,
                                   AS GRANTOR
                                       TO
                              THE BANK OF NEW YORK,
                         A NEW YORK BANKING CORPORATION,
                                   AS GRANTEE

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PURSUANT TO O.C.G.A. SECTION 48-6-61, GEORGIA INTANGIBLE RECORDING TAX IN THE
MAXIMUM AMOUNT OF $25,000 IS BEING PAID WITH RESPECT TO THE SECURED OBLIGATIONS UPON THE RECORDATION OF THIS SECURITY DEED.

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
ARTICLE 1 - DEFINITIONS ..........................................................................       5

   1.1   DEFINED TERMS ...........................................................................       5
   1.2   ACCOUNTING TERMS ........................................................................       7

ARTICLE 2 - GENERAL COVENANTS AND PROVISIONS .....................................................       7

   2.1   GRANTOR PERFORMANCE OF SECURED DEBT DOCUMENTS ...........................................       7
   2.2   GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES .......................................       7
   2.3   COMPLIANCE WITH LEGAL REQUIREMENTS ......................................................       7
   2.4   INSURANCE; APPLICATION OF INSURANCE PROCEEDS; APPLICATION OF EMINENT DOMAIN PROCEEDS ....       7
   2.5   ASSIGNMENT OF RENTS .....................................................................       8
   2.6   REJECTION OF GROUND LEASE BY LESSOR .....................................................       9
   2.7   EXPENSES ................................................................................       9
   2.8   GRANTEE ASSUMES NO OBLIGATIONS ..........................................................       9
   2.9   FURTHER ASSURANCES ......................................................................      10
   2.10  ACTS OF GRANTOR .........................................................................      10
   2.11  AFTER-ACQUIRED PROPERTY .................................................................      10
   2.12  MORTGAGED PROPERTY ......................................................................      11
   2.13  POWER OF ATTORNEY .......................................................................      13
   2.14  COVENANT TO PAY .........................................................................      13
   2.15  SECURITY AGREEMENT ......................................................................      14

ARTICLE 3 - REMEDIES .............................................................................      15

   3.1   PROTECTIVE ADVANCES .....................................................................      15
   3.2   INSTITUTION OF EQUITY PROCEEDINGS .......................................................      15
   3.3   GRANTEE'S POWER OF ENFORCEMENT ..........................................................      15
   3.4   GRANTEE'S RIGHT TO ENTER AND TAKE POSSESSION, OPERATE AND APPLY INCOME ..................      17
   3.5   SEPARATE SALES ..........................................................................      18
   3.6   WAIVER OF APPRAISEMENT, MORATORIUM, VALUATION, STAY, EXTENSION AND REDEMPTION LAWS ......      18
   3.7   RECEIVER ................................................................................      18
   3.8   SUITS TO PROTECT THE MORTGAGED PROPERTY .................................................      19
   3.9   PROOFS OF CLAIM .........................................................................      19
   3.10  GRANTOR TO PAY AMOUNTS SECURED HEREBY ON ANY DEFAULT IN PAYMENT; APPLICATION OF
         MONIES BY GRANTEE .......................................................................      19
   3.11  DELAY OR OMISSION; NO WAIVER ............................................................      20
   3.12  NO WAIVER OF ONE DEFAULT TO AFFECT ANOTHER ..............................................      20
   3.13  DISCONTINUANCE OF PROCEEDINGS; POSITION OF PARTIES RESTORED .............................      20
   3.14  REMEDIES CUMULATIVE .....................................................................      21
   3.15  INTEREST AFTER EVENT OF DEFAULT .........................................................      21
   3.16  FORECLOSURE; EXPENSES OF LITIGATION .....................................................      21
   3.17  DEFICIENCY JUDGMENTS ....................................................................      21
   3.18  WAIVER OF JURY TRIAL ....................................................................      22
   3.19  EXCULPATION OF GRANTEE ..................................................................      22

ARTICLE 4 - GENERAL ..............................................................................      22

   4.1   DISCHARGE ...............................................................................      22
   4.2   NO WAIVER ...............................................................................      22
   4.3   EXTENSION, REARRANGEMENT OR RENEWAL OF OBLIGATIONS ......................................      22
   4.4   FORCIBLE DETAINER .......................................................................      23

   4.5   WAIVER OF STAY OR EXTENSION .............................................................      24
   4.6   NOTICES .................................................................................      23
   4.7   SEVERABILITY ............................................................................      23
   4.8   APPLICATION OF PAYMENTS .................................................................      23
   4.9   GOVERNING LAW ...........................................................................      24
   4.10  AMENDMENTS ..............................................................................      24
   4.11  SUCCESSORS AND ASSIGNS ..................................................................      24
   4.12  RENEWAL, ETC ............................................................................      24
   4.13  FUTURE ADVANCES .........................................................................      24
   4.14  LIABILITY ...............................................................................      25
   4.15  SEVERABILITY AND COMPLIANCE WITH USURY LAW ..............................................      25
   4.16  RELEASE OF COLLATERAL ...................................................................      26
   4.17  TIME OF THE ESSENCE .....................................................................      26
   4.18  COUNTERPART EXECUTION ...................................................................      26
   4.19  WAIVER OF GRANTOR'S RIGHTS ..............................................................      26
   4.20  ATTORNEYS' FEES .........................................................................      27

                                                                     AUGUSTA, GA

                              DEED TO SECURE DEBT,
                   ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

      This DEED TO SECURE DEBT, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (this "Security Deed"), dated as of July 16, 2003, is made by CALPINE CORPORATION, a Delaware corporation ("Grantor"), whose address is 50 West San Fernando Street, San Jose, CA 95113, to THE BANK OF NEW YORK, a New York banking corporation, not in its individual capacity but solely as Collateral Trustee under the Collateral Trust Agreement dated July 16, 2003 (the "Collateral Trust Agreement") among Grantor, Grantee, the 2007 Trustee, the 2010 Trustee, the 2013 Trustee, Credit Agreement Agent and Term Loan Administrative Agent ("Grantee"), whose address is 101 Barclay Street, New York, New York 10286. References to this "Security Deed" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders, restatements and replacements of this instrument.

      Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Collateral Trust Agreement.

                                    Recitals

            A. Grantor has entered into an Amended and Restated Credit Agreement dated as of July 16, 2003 (the "Credit Agreement") among, inter alia, Grantor, the Lenders referred to therein and The Bank of Nova Scotia as Administrative Agent, relating to a $500,000,000 senior secured credit facility made available in the form of revolving loans and term loans, including letters of credit issued thereunder.

            B. Grantor also intends to (a) issue $500,000,000 in aggregate principal amount of Second Priority Senior Floating Rate Secured Notes due 2007 (the "2007 Notes"), with a maturity date of July 15, 2007, pursuant to the Indenture dated as of July 16, 2003 (the "2007 Indenture") between Grantor and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2007 Trustee"), (b) issue $1,150,000,000 in aggregate principal amount of 8.50% Second Priority Senior Secured Fixed Rate Notes due 2010 (the "2010 Notes"), with a maturity date of July 15, 2010, pursuant to the Indenture dated as of July 16, 2003 (the "2010 Indenture") between Grantor and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2010 Trustee"), (c) issue $900,000,000 in aggregate principal amount of 8.75% Second Priority Senior Secured Fixed Rate Notes due 2013 (the "2013 Notes"), with a maturity date of July 15, 2013, pursuant to the Indenture dated as of July 16, 2003 (the "2013 Indenture") between Grantor and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2013 Trustee"), and (d) borrow $750,000,000 in Term Loans (the "Term Loans"), with a maturity date of July 15, 2007, pursuant to a Term Loan Agreement dated as of July 16, 2003 (the "Term Loan Agreement") between Grantor and Goldman Sachs Credit

Partners L.P., as Administrative Agent (together with its successors in such capacity, the "Term Loan Administrative Agent").

            C. As permitted pursuant to the Secured Debt Documents, Grantor may incur future debt which could, together with the obligations under the Credit Agreement, constitute Priority Lien Debt and Grantor may incur future debt which could, together with the 2007 Notes, the 2010 Notes, the 2013 Notes and the Term Loans, constitute Parity Lien Debt, provided that the aggregate amount of the Secured Debt to be secured hereby shall not exceed $4,200,000,000. Grantor intends to secure the obligations, including the obligations (a) under the Credit Agreement and any future Priority Lien Debt, equally and ratably, on a priority basis, and, (b) subject to such priority, under the 2007 Notes, 2010 Notes, 2013 Notes and Term Loans and any future Parity Lien Debt, equally and ratably, as contemplated in the Collateral Trust Agreement.

            D. Grantor (i) is the owner of the interests in the lands described in Exhibit A attached hereto and (ii) owns, leases or otherwise has the right to use all of the buildings, improvements, structures and fixtures located on the lands described in Exhibit A and is executing and delivering this instrument in order to secure its Obligations (as defined below).

                                    Agreement

      NOW, THEREFORE, to secure the prompt and complete payment and performance when and as required, due and/or payable of all of the obligations and liabilities of Grantor, by acceleration or otherwise, arising out of or in connection with the Credit Agreement, the 2007 Indenture, the 2010 Indenture, the 2013 Indenture, the Term Loan Agreement and other Secured Debt Documents, and the obligations of Grantor set forth herein (collectively, the "Obligations") and in consideration of the covenants herein and therein, Grantor, intending to be legally bound, does hereby grant, bargain, sell, convey, warrant, assign, transfer, pledge, set-over and confirm unto Grantee as set forth in this Security Deed, for the use and benefit of Grantee, all of Grantor's estate, right, title, interest, property, claim and demand, now or hereinafter arising, in and to the following property and rights (herein collectively called the "Mortgaged Property"):

            (a) Grantor's interest under the Ground Lease executed as of February 22, 2001, between DSM Chemicals North America, Inc. and Grantor, as amended by that First Amendment to Land Lease Agreement dated October 16, 2001 (as modified, supplemented or amended from time to time, the "Ground Lease"), and the leasehold estate created thereby in and to the lands and premises more particularly described in Exhibit A hereto (the "Site");

            (b) any and all easements, leases, licenses, option rights, rights-of-way and other rights used in connection with the Site or as a means of access thereto (including, without limitation, all rights of Grantor to exercise any election or option, to make any determination or to give any notice, consent, waiver or approval, or to take any other action under the Ground Lease), all easements for ingress and egress and easements for water, natural gas and sewage pipelines, running in favor of Grantor, or appurtenant to the Site or arising out of the Ground Lease, and any and all sidewalks, alleys, strips and gores of land adjacent thereto or used in connection therewith together with all and singular the tenements, hereditaments and appurtenances thereto, and with any land lying within the right-of-way of any streets, open or proposed, adjoining the same (including, without limitation, the easements, leases, licenses and other instruments described in Exhibit B hereto) (collectively, the "Easements"; and the Site and the Easements collectively referred to herein as the "Real Property");

            (c) all buildings, structures, fixtures and other improvements now or hereafter erected on the Real Property, including the Project (collectively, the "Improvements");

            (d) all machinery, apparatus, equipment, fittings, fixtures, boilers, turbines and other articles of personal property, including all goods and all goods which become fixtures, now owned or hereafter acquired by Grantor and now or hereafter located on, attached to or used in the operation of or in connection with the Real Property and/or the Improvements, and all replacements thereof, additions thereto and substitutions therefor, to the fullest extent permitted by applicable law (all of the foregoing being hereinafter collectively called the "Equipment");

            (e) all raw materials, work in process and other materials used or consumed in the construction of, or now or hereafter located on or used in connection with, the Real Property, the Improvements and/or the Equipment, (including, without limitation, fuel and fuel deposits, now or hereafter located on the Real Property or elsewhere or otherwise owned by Grantor) (the above items, together with the Equipment, being hereinafter collectively called the "Tangible Collateral");

            (f) all rights, powers, privileges and other benefits of Grantor (to the extent assignable) now or hereafter obtained by Grantor under the Ground Lease and/or from any Governmental Authority, including, without limitation, permits issued in the name of Grantor, governmental actions relating to the ownership, operation, management and use of the Real Property, Improvements, Equipment or Tangible Collateral, the development and financing of the Project, the Improvements and the Equipment, and any improvements, modifications or additions thereto;

            (g) any right of Grantor to elect to terminate the Ground Lease or remain in possession of the Real Property pursuant to 11 U.S.C. section 365(h)(1) or any similar provision of applicable law and any possessory rights of Grantor in the Real Property pursuant to 11 U.S.C. section 365(h)(2) or any other similar provision of applicable law;

            (h) all the lands and interests in lands, tenements and hereditaments hereafter acquired by Grantor in connection with or appurtenant to the Real Property and/or any other property or rights subject to the lien hereof, including (without limitation) all interests of Grantor, whether as lessor or lessee, in any leases of land hereafter made and all rights of Grantor thereunder;

            (i) any and all other property in any way associated or used in connection with or appurtenant to the Real Property, Improvements, Equipment or Tangible Collateral that may from time to time, by delivery or by writing of any kind, be subjected to the lien hereof by Grantor or by anyone on its behalf or with its consent, or which may come into the possession or be subject to the control of Grantee pursuant to this Security Deed, being hereby collaterally assigned to Grantee and subjected or added to the lien or estate created by this Security Deed forthwith upon the acquisition thereof by Grantor, as fully as if such property were now owned by Grantor and were specifically described in this Security Deed and subjected to the lien and security interest hereof; and Grantee is hereby authorized to receive any and all such property as and for additional security hereunder; and

            (j) all the remainder or remainders, reversion or reversions, rents, revenues, issues, profits, royalties, income and other benefits derived from any of the foregoing, all of which are hereby assigned to Grantee, who is hereby authorized to collect and receive the same, to give proper receipts and acquittances therefor and to apply the same in accordance with the provisions of this Security Deed.

      Notwithstanding any provision herein to the contrary, the Mortgaged Property or any part thereof may be released from conveyance created by this Security Deed in accordance with the provisions in the Collateral Trust Agreement.

      TO HAVE AND TO HOLD the said Mortgaged Property, whether now owned or held or hereafter acquired, unto Grantee, its successors and assigns, pursuant to the provisions of this Security Deed.

      IT IS HEREBY COVENANTED, DECLARED AND AGREED that the lien, security title, security interest or estate created by this Security Deed to secure the payment of the Obligations, both present and future, shall be first, prior and superior to any Lien, security interest, reservation of title or other interest (other than superior Permitted Liens) heretofore, contemporaneously or subsequently suffered or granted by Grantor, its legal representatives, successors or assigns, except only those, if any, expressly hereinafter referred to and that the Mortgaged Property is to be held, dealt with and disposed of by Grantee, upon and subject to the terms, covenants, conditions, uses and agreements set forth in this Security Deed.

      PROVIDED ALWAYS, that upon payment in full of the Obligations in accordance with the terms and provisions hereof and of the other Secured Debt Documents and the observance and performance by Grantor of its covenants and agreements set forth herein and therein, then this Security Deed and the estate hereby and therein granted shall be cancelled and surrendered and shall be reconveyed as provided herein below.

      THIS CONVEYANCE is intended to operate and is to be construed as a deed passing title to the Mortgaged Property to Grantee and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage, and is given to secure the Obligations.

                            ARTICLE 1 - DEFINITIONS

      1.1 Defined Terms. 11 Capitalized terms used in this Security Deed and not otherwise defined herein shall have the meanings assigned to them in the Collateral Trust Agreement. Any term defined by reference to an agreement, instrument or other document shall have the meaning so assigned to it whether or not such document is in effect. In addition, for purposes of this Security Deed, the following definitions shall apply:

      "Applicable Law" means with respect to any Person or matter, any federal, state, regional, tribal or local statute, law, code, rule, treaty, convention, application, order, decree, consent decree, injunction, directive, determination or other requirement (whether or not having the force of law) relating to such Person or matter and, where applicable, any interpretation thereof by a Governmental Authority having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

            "Default Rate" has the meaning ascribed to it in the Secured Debt Documents.

            "Easements" has the meaning ascribed to it in the Granting Clauses.

            "Equipment" has the meaning ascribed to it in the Granting Clauses.

            "Event of Default" means an Actionable Default as defined under the Collateral Trust Agreement.

            "Governmental Authority" means any and all courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, tribe or otherwise) whether now or hereafter in existence charged with the administration, interpretation or enforcement of any Applicable Law.

            "Ground Lease" has the meaning ascribed to it in the Granting
Clauses.

            "Improvements" has the meaning ascribed to it in the Granting
Clauses.

            "Legal Requirements" means (i) any and all present and future judicial decisions, statutes, rulings, rules, regulations, licenses, decisions, orders, injunctions, decrees, permits, certificates or ordinances of any Governmental Authority in any way applicable to Grantor, or the Mortgaged Property, including the ownership, use, occupancy, operation, maintenance, repair or reconstruction thereof, and any other Applicable Law enacted by any Governmental Authority relating to health or the environment, (ii) Grantor's presently or subsequently effective Organic Documents, (iii) any and all Leases,
(iv) any and all leases and other contracts (written or oral) of any nature to which Grantor, or the Mortgaged Property may be bound and (v) any and all restrictions, restrictive covenants or zoning, present and future, as the same may apply to the Mortgaged Property.

            "Mortgaged Property" has the meaning ascribed to it in the Granting Clauses.

            "Obligations" has the meaning ascribed to it in the Granting
Clauses.

            "Organic Documents" means the Articles of Incorporation, Certificate of Incorporation, limited liability company certificate of formation and regulations or operating agreement, partnership agreement, limited partnership agreement, joint venture agreement, trust agreement or other similar documents governing the organization and operation of a business association.

            "Permitted Lien" means the liens, easements, building lines, restrictions, exceptions, reservations, conditions, limitations, security interests and other matters (if any) as permitted in the Secured Debt Documents.

            "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity. "Proceeds" has the meaning assigned to it under the UCC and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance (including, without limitation, property casualty and title insurance), indemnity, warranty or guaranty payable from time to time with respect to any of the Mortgaged Property; (ii) any and all proceeds in the form of accounts (as such term is defined in the UCC), security deposits, tax escrows (if any), down payments (to the extent the same may be pledged under applicable law), collections, contract rights, documents, instruments, letters of credit, chattel paper, liens and security instruments, guaranties or general intangibles relating in whole or in part to the Mortgaged Property and all rights and remedies of whatever kind or nature Grantor may hold or acquire for the purpose of securing or enforcing any obligation due Grantor thereunder.

            "Project" means that certain 500 MW (approximately) power generating facility located on the Real Property.

            "Real Property" has the meaning ascribed to it in the Granting Clauses.

            "Secured Debt Documents" has the meaning ascribed it in the Collateral Trust Agreement.

            "Site" has the meaning ascribed to it in the Granting Clauses.

            "State" means that state in which the Site is located.

            "Tangible Collateral" has the meaning ascribed to it in the Granting Clauses.

            "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Georgia, and the terms "Accounts," "Account Debtor, "As Extracted Collateral," "Chattel Paper," "Contract Rights," "Deposit Accounts," "Documents," "Electronic Chattel Paper," "General

Intangibles," "Goods," "Equipment," "Fixtures," "Inventory," "Instruments," and "Proceeds" shall have the respective meanings assigned to such terms in the Uniform Commercial Code.

      1.2 Accounting Terms. As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined herein shall have the respective meanings given to them under GAAP.

                  ARTICLE 2 - GENERAL COVENANTS AND PROVISIONS

      2.1 Grantor Performance of Secured Debt Documents. Grantor shall perform, observe and comply with each and every provision hereof, and with each and every provision contained in the Secured Debt Documents and shall promptly pay, when payment shall become due, the principal with interest thereon and all other sums required to be paid by Grantor under this Security Deed and the other Secured Debt Documents at the time and in the manner provided in the Secured Debt Documents.

      2.2 General Representations, Covenants and Warranties. Grantor, to the best of its knowledge, represents, covenants and warrants that as of the date hereof: (a) Grantor has good and marketable title to that portion of the Real Property which constitutes real property interests including the Ground Lease and the leasehold estate created thereby, free and clear of all encumbrances except Permitted Liens with respect to the Site, the Ground Lease and other matters which, individually and in the aggregate, do not have a materially adverse effect upon the ownership or operation of the Site; (b) Grantor has the right to hold, occupy and enjoy its interest in the Real Property on and subject to the terms and conditions of the Ground Lease, and has good right, full power and lawful authority to grant the same as provided herein, and Grantee may at all times peaceably and quietly enter upon, hold, occupy and enjoy the Real Property in accordance with the terms hereof; (c) except as otherwise disclosed in the Secured Debt Documents, all costs arising from construction of any improvements, the performance of any labor and the purchase of all Mortgaged Property have been or shall be paid when due; (d) the Site has access for ingress and egress to dedicated street(s); and (e) no material part of the Mortgaged Property has been damaged, destroyed, condemned or abandoned.

      2.3 Compliance with Legal Requirements. Grantor shall promptly comply in all material respects with all Legal Requirements relating to its use and occupancy of the Mortgaged Property, whether or not such compliance requires work or remedial measures that are ordinary or extraordinary, foreseen or unforeseen, structural or nonstructural, or that interfere with the use or enjoyment of the Mortgaged Property.

      2.4 Insurance; Application of Insurance Proceeds; Application of Eminent Domain Proceeds.

            2.4.1 Grantor shall carry, with financially sound and reputable insurance companies and in amounts as is customary in the industry or as otherwise required pursuant to the Secured Debt Documents, the following insurance: (1) workmen's compensation insurance and public liability and property damage insurance in respect of all activities in which Grantor might incur personal liability for the death of or injury to an employee or third person, or damage to or destruction of another's property; and (2) to the extent such insurance is carried by similar companies engaged in similar undertakings in, the same general areas in which the Mortgaged Property, is located, insurance in respect of the Equipment, against loss or damage by fire, lightning, hail, tornado, explosion and other similar risks, hazards, casualties and contingencies (including business interruption insurance covering loss of revenues) with limits and sublimits as appropriate; provided, that any such insurance may be provided by way of self insurance to the extent that similar companies engaged in similar undertakings in the same general areas also self-insure. Each insurance policy issued in connection therewith shall provide by way of endorsements, riders or otherwise that (i) name Grantee as a loss payee on all property insurance policies and an additional insured on all liability insurance policies, and provide that proceeds from property insurance policies will be payable to Grantee as its interest may appear, which proceeds are hereby assigned to Grantee, it being agreed by Grantor that such payments shall be applied A) if there be no Event of Default existing or which would exist but for due notice or lapse of time, or both, to the restoration, repair or replacement of the Mortgaged Property, or B) if there be an Event of Default existing, or which would exist but for due notice or lapse of time, or both, in accordance with the provisions of the Collateral Trust Agreement, either for the above stated purpose or toward the payment of the Indebtedness; (ii) the coverage of Grantee shall not be terminated, reduced or affected in any manner regardless of any breach or violation by Grantor of any warranties, declarations or conditions in such policy; (iii) no such insurance policy shall be canceled, materially endorsed, materially altered or reissued to effect a change in coverage for any reason and to any extent whatsoever unless such insurer, their authorized representative or Grantor shall have first given Grantee and each Secured Debt Representative thirty (30) days prior written notice thereof; and (iv) Grantee may, but shall not be obligated to, make premium payments to prevent any cancellation, endorsement, alteration or re-issuance and such payments shall be accepted by the insurer to prevent the same. Grantee shall be furnished with a certificate evidencing such coverage in form and content as are customary in the industry. All policies to be maintained under this Mortgage are to be issued on forms and by companies and with endorsements as are customary in the industry. Grantor shall maintain insurance in an amount sufficient to prevent Grantor from becoming a co-insurer under any policy required hereunder. If Grantor fails to maintain the level of insurance required under this Mortgage, then Grantor shall and hereby agrees to indemnify Grantee to the extent that a casualty occurs and insurance proceeds would have been available had such insurance been maintained;

            2.4.2 All insurance proceeds and all eminent domain proceeds shall be paid and/or shall be applied in accordance with the provisions of the Secured Debt Documents.

      2.5 Assignment of Rents. Grantor unconditionally and absolutely assigns to Grantee all of Grantor's right, title and interest in and to: all leases, subleases, occupancy agreements, licenses, rental contracts and other similar agreements now or hereafter existing relating to the use or occupancy of the Mortgaged Property, together with all guarantees, modifications, extensions and renewals thereof; and all rents, issues, profits, income and proceeds due or to become due from tenants of the Mortgaged Property (the "Leases"), including rentals and all other payments of any kind under any leases now existing or hereafter entered into, together with all deposits (including security deposits) of tenants thereunder. This is an absolute assignment to Grantee and not an assignment as security for the performance of the obligations under the Secured Debt Documents, or any other indebtedness. Subject to the provisions of herein below, Grantee shall have the right, power and authority to, but shall not be obligated to: notify any person that the Leases have been assigned to Grantee and that all rents and other obligations are to be paid directly to Grantee, whether or not Grantee has commenced or completed foreclosure or taken possession of the Mortgaged Property; settle compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any rents or other obligations under the Leases; enforce payment of rents and other rights under the Leases, prosecute any action or proceeding , and defend against any claim with respect to rents and Leases; enter upon, take possession of and operate the Mortgaged Property; lease all or any part of the Mortgaged Property; and/or perform any and all obligations of Grantor under the Leases and exercise any and all rights of Grantor therein contained to the full extent of Grantor's rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver. At Grantee's request, Grantor shall deliver a copy of this Security Deed to each tenant under a Lease. Grantor irrevocably directs any tenant, without any requirement for notice to or consent by Grantor, to comply with all demands of Grantee under this Section 2.5 and to turn over to Grantee on demand all rents which it receives. Grantee shall have the right, but not the obligation, to use and apply all rents received hereunder in such order and such manner as Grantee may determine in accordance with the Collateral Trust Agreement. Notwithstanding that this is an absolute assignment of the rents and Leases and not merely the collateral assignment of, or the grant of a lien or security interest in the rents and Leases, Grantee grants to Grantor a revocable license to collect and receive the rents and to retain, use and enjoy such rents. Such license may be revoked by Grantee only upon the occurrence of any Event of Default. Grantor shall apply any rents which it receives to the payment due under the Obligations, taxes, assessments, water charges, sewer rents and other governmental charges levied, assessed or imposed against the Mortgaged Property, insurance premiums, and other obligations of lessor under the Leases before using such proceeds for any other purpose.

      2.6 Rejection of Ground Lease by Lessor. To the extent applicable, if the lessor under the Ground Lease rejects or disaffirms the Ground Lease or purports or seeks to disaffirm the Ground Lease pursuant to any bankruptcy law, then:

            2.6.1 To the extent permitted by law, Grantor shall remain in possession of the Real Property demised under the Ground Lease and shall perform all acts reasonably necessary for Grantor to remain in such possession for the unexpired term of such Ground Lease (including all renewals), whether the then existing terms and provisions of such Ground Lease require such acts or otherwise; and

            2.6.2 All the terms and provisions of this Security Deed and the lien created by this Security Deed shall remain in full force and effect and shall extend automatically to all of Grantor's rights and remedies arising at any time under, or pursuant to, any bankruptcy or insolvency laws, including all of Grantor's rights to remain in possession of the Real Property.

      2.7 Expenses. Grantor shall indemnify Grantee with respect to any transaction or matter in any way connected with any portion of the Mortgaged Property, or Grantor's use, occupancy, or operation of the Mortgaged Property in accordance with the Collateral Trust Agreement.

      2.8 Grantee Assumes No Obligations. It is expressly agreed that, anything herein contained to the contrary notwithstanding, Grantor shall remain obligated under all agreements which are included in the definition of "Mortgaged Property" and shall perform all of its obligations thereunder in accordance with the provisions thereof, and neither Grantee nor any of the Secured Debtholders shall have any obligation or liability with respect to such obligations of Grantor, nor shall Grantee or any of the Secured Debtholders be required or obligated in any manner to perform or fulfill any obligations or duties of Grantor under such agreements, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any action to collect or enforce the payment of any amounts which have been assigned to Grantee hereunder or to which Grantee or the Secured Debtholders may be entitled at any time or times.

      2.9 Further Assurances. Grantor shall, from time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Grantee may reasonably request, in order to perfect and continue the lien and security interest granted hereby and to enable Grantee to obtain the full benefits of the lien and security interest granted or intended to be granted hereby. Grantor shall keep the Mortgaged Property free and clear of all Liens, other than Permitted Liens. Without limiting the generality of the foregoing, Grantor shall execute and record or file this Security Deed and each amendment hereto, and such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be necessary, or as Grantee may reasonably request, in order to perfect and preserve the lien and security interest granted or purported to be granted hereby. Grantor hereby authorizes Grantee to file one or more financing statements or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property necessary to preserve or protect the lien and security interest granted hereby without the signature of Grantor where permitted by law.

      2.10 Acts of Grantor. Except as provided in or permitted by the Secured Debt Documents, Grantor hereby represents and warrants that it has not granted, mortgaged, hypothecated, assigned or pledged and hereby covenants that it will not grant, mortgage, hypothecate, assign or pledge, so long as this Security Deed shall remain in effect, any of its right, title or interest in and to the Mortgaged Property or any part thereof, other than Permitted Liens, to anyone other than Grantee.

      2.11 After-Acquired Property. Any and all of the Mortgaged Property which is hereafter acquired shall immediately, without any further conveyance, assignment or act on the part of Grantor or Grantee, become and be subject to the lien and security interest of this Security Deed as fully and completely as though specifically described herein, but nothing contained in this Section 2.11 shall be deemed to modify or change the obligations of Grantor under Section 2.9 hereof. If and whenever from time to time Grantor shall hereafter acquire any real property or interest therein which constitutes or is intended to constitute part of the Mortgaged Property hereunder, Grantor shall promptly give notice thereof to Grantee and Grantor shall forthwith execute, acknowledge and deliver to Grantee a supplement to this Security Deed subjecting the property so acquired to the lien of this Security Deed.

      2.12 Mortgaged Property.

            2.12.1 Grantor shall pay or cause to be paid all rent and other charges required under the Ground Lease as and when the same are due and shall promptly and faithfully perform or cause to be performed all other material terms, obligations, covenants, conditions, agreements, indemnities and liabilities of Grantor under the Ground Lease. Grantor shall observe all applicable covenants, easements and other restrictions of record with respect to the Site, the Easements or to any other part of the Mortgaged Property, in all material respects.

            2.12.2 Grantor shall do, or cause to be done, all things necessary to preserve and keep unimpaired all rights of Grantor as lessee under the Ground Lease, and to prevent any default under the Ground Lease, or any termination, surrender, cancellation, forfeiture, subordination or impairment thereof. Grantor does hereby authorize and irrevocably appoint and constitute Grantee as its true and lawful attorney-in-fact, which appointment is coupled with an interest, in its name, place and stead, to take any and all actions deemed necessary or desirable by Grantee to perform and comply with all the obligations of Grantor under the Ground Lease, and to do and take upon the occurrence and during continuation of an Event of Default, but without any obligation so to do or take, any action which Grantee deems reasonably necessary to prevent or cure any default by Grantor under the Ground Lease, to enter into and upon the Real Property and Improvements or any part thereof as provided in the Secured Debt Documents in order to prevent or cure any default of Grantor pursuant thereto, to the end that the rights of Grantor in and to the leasehold estate created by the Ground Lease shall be kept free from default.

            2.12.3 Grantor shall use all reasonable efforts to enforce the obligations of the lessor under the Ground Lease in a commercially reasonable manner.

            2.12.4 Grantor shall not voluntarily surrender its leasehold estate and interest under the Ground Lease or modify, change, supplement, alter or amend the Ground Lease or affirmatively waive any provisions thereof, either orally or in writing, except as permitted in the Secured Debt Documents, and any attempt on the part of Grantor to do any of the foregoing without the written consent of Grantee shall be null and void.

            2.12.5 If any action or proceeding shall be instituted to evict Grantor or to recover possession of the Mortgaged Property or any part thereof or interest therein from Grantor or any action or proceeding otherwise affecting the Mortgaged Property or this Security Deed shall be instituted, then Grantor shall, immediately after receipt, deliver to Grantee a true and complete copy of each petition, summons, complaint, notice of motion, order to show cause and all other pleadings and papers, however designated, served in any such action or proceeding.

            2.12.6 Grantor covenants and agrees that the fee title to the Real Property and Improvements and the leasehold estate created under the Ground Lease shall not merge but shall always remain separate and distinct, notwithstanding the union of said estates either in Grantor or a third party by purchase or otherwise and, in case Grantor acquires the fee title or any other estate, title or interest in and to the Real Property and Improvements, the lien of this Security Deed shall, without further conveyance, simultaneously with such acquisition, be spread to cover and attach to such acquired estate and as so spread and attached shall be prior to the lien of any security deed placed on the acquired estate after the date of this Security Deed.

            2.12.7 No release or forbearance of any of Grantor's obligations under the Ground Lease by the lessor thereunder, shall release Grantor from any of its obligations under this Security Deed.

            2.12.8 Grantor shall, within ten days after written demand from Grantee, deliver to Grantee proof of payment of all items that are required to be paid by Grantor under the Ground Lease, including, without limitation, rent, taxes, operating expenses and other charges.

            2.12.9 The lien of this Security Deed shall attach to all of Grantor's rights and remedies at any time arising under or pursuant to bankruptcy or insolvency law, including, without limitation, all of Grantor's rights to remain in possession of the Mortgaged Property. Grantor shall not elect to treat the Ground Lease as terminated under bankruptcy or insolvency law, and any such election shall be void.

                  2.12.9.1 If pursuant to bankruptcy or insolvency law, Grantor shall seek to offset against the rent reserved in the Ground Lease the amount of any damages caused by the nonperformance by the lessor or any other party of any of their respective obligations thereunder after the rejection by the lessor or such other party of the Ground Lease under any bankruptcy or insolvency law, then Grantor shall, prior to effecting such offset, notify Grantee of its intent to do so, setting forth the amount proposed to be so offset and the basis therefor. Grantee shall have the right to object to all or any part of such offset that, in the reasonable judgment of Grantee, would constitute a breach of the Ground Lease, and in the event of such objection, Grantor shall not effect any offset of the amounts found objectionable by Grantee. Neither Grantee's failure to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by Grantee.

                  2.12.9.2 If any action, proceeding, motion or notice shall be commenced or filed in respect of the lessor under the Ground Lease or any other party or in respect of the Ground Lease in connection with any case under any bankruptcy or insolvency law, then Grantee shall have the option to intervene in any such litigation with counsel of Grantee's choice. Grantee may proceed in its own name in connection with any such litigation, and Grantor agrees to execute any and all powers, authorizations, consents or other documents required by Grantee in connection therewith.

                  2.12.9.3 Grantor shall, after obtaining knowledge thereof, promptly notify Grantee of any filing by or against the lessor or other party with an interest in the Mortgaged Property of a petition under any bankruptcy or insolvency law. Grantor shall promptly deliver to Grantee, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by Grantor in connection with any such petition and any proceedings relating thereto.

                  2.12.9.4 If there shall be filed by or against Grantor a petition under any bankruptcy or insolvency law, and Grantor, as lessee under the Ground Lease, shall determine to reject the Ground Lease pursuant to any bankruptcy or insolvency law, then Grantor shall give Grantee a notice of the date on which Grantor shall apply to the bankruptcy court for authority to reject the Ground Lease (such notice to be no later than twenty (20) days prior to such date). Grantee shall have the right, but not the obligation, to serve upon Grantor at any time prior to the date on which Grantor shall so apply to the bankruptcy court a notice stating that Grantee demands that Grantor assume and assign the Ground Lease to Grantee pursuant to any bankruptcy or insolvency law. If Grantee shall serve upon Grantor the notice described in the preceding sentence, to the extent permitted by law or Governmental Authority, Grantor shall not seek to reject the Ground Lease and shall comply with the demand provided for in the preceding sentence. In addition, effective upon the entry of an order for relief with respect to Grantor under any bankruptcy or insolvency law, Grantor hereby assigns and transfers to Grantee a non-exclusive right to apply to the bankruptcy court under any bankruptcy or insolvency law for an order extending the period during which the Ground Lease may be rejected or assumed; and shall (a) promptly notify Grantee of any default by Grantor in the performance or observance of any of the terms, covenants or conditions on the part of Grantor to be performed or observed under the Ground Lease and of the giving of any written notice by the lessor thereunder to Grantor of any such default, and (b) promptly cause a copy of each written notice given to Grantor by the lessor under the Ground Lease to be delivered to Grantee. Grantee may rely on any notice received by it from any such lessor of any default by Grantor under the Ground Lease and may take such action as may be permitted by law or Governmental Authority to cure such default even though the existence of such default or the nature thereof shall be questioned or denied by Grantor or by any Person on its behalf.

      2.13 Power of Attorney. Grantor does hereby irrevocably constitute and appoint Grantee, its true and lawful attorney (which appointment is coupled with an interest), with full power of substitution, for Grantor and in the name, place and stead of Grantor or in Grantee's own name, for so long as any of the Obligations are outstanding, to ask, demand, collect, receive, receipt for and sue for any and all rents, income and other sums which are assigned hereunder with full power to endorse the name of Grantor on all instruments given in payment or in part payment thereof, to settle, adjust or compromise any claims thereunder as fully as Grantor itself could do and file any claim or take any action or proceeding, either in its own name or in the name of Grantor or otherwise, as are necessary or appropriate to protect and preserve the right, title and interest of Grantee in and to such rents, income and other sums and the security intended to be afforded hereby; provided that Grantee shall not exercise such rights unless an Event of Default has occurred and is continuing.

      2.14 Covenant to Pay. If an Event of Default has occurred and is continuing and such Event of Default could reasonably be expected to materially and adversely affect Grantee's interest hereunder in the Mortgaged Property or result in personal injury, then Grantee, among its other rights and remedies, shall have the right, but not the obligation, to pay, observe or perform the same, in whole or in part, and with such modifications as Grantee reasonably shall deem advisable. To the extent provided in the Secured Debt Documents, all sums, including, without limitation, reasonable attorneys fees, so expended or incurred by Grantee by reason of the default of Grantor, or by reason of the bankruptcy or insolvency of Grantor, as well as, without limitation, sums expended or incurred to sustain the lien or estate of this Security Deed or its priority, or to protect or enforce any rights of Grantee hereunder, or to recover any of the Obligations, or to complete construction of the Project for which the Secured Debt Documents are intended as financing, or for repairs, maintenance, alterations, replacements or improvements thereto or for the protection thereof, or for real estate taxes or other governmental assessments or charges against any part of the Mortgaged Property, or premiums for insurance of the Mortgaged Property, shall be entitled to the benefit of the lien on the Mortgaged Property as of the date of the recording of this Security Deed, shall be deemed to be added to and be part of the Obligations secured hereby, whether or not the result thereof causes the total amount of the Obligations to exceed the stated amount set forth in the second introductory paragraph of this Security Deed, and shall be repaid by Grantor as provided in the Secured Debt Documents.

      2.15 Security Agreement.

            2.15.1 This Security Deed shall also be a security agreement between Grantor and Grantee covering the Mortgaged Property constituting personal property or fixtures (hereinafter collectively called "UCC Collateral") governed by the UCC in effect in the State as the same may be more specifically set forth in any financing statement delivered in connection with this Security Deed, and as further security for the payment and performance of the Obligations, Grantor hereby grants to Grantee a security interest in such portion of the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the UCC. In addition to Grantee's other rights hereunder, Grantee shall have all rights of a secured party under the UCC. Grantor shall execute and deliver to Grantee all financing statements and such further assurances that may be required to establish, create, perfect (to the extent the same can be achieved by the filing of a financing statement) and maintain the validity and priority of Grantee's security interests, and Grantor shall bear all reasonable costs thereof, including all UCC searches. Except as otherwise provided in the Secured Debt Documents, if Grantee should dispose of any of the Mortgaged Property comprising the UCC Collateral pursuant to the UCC, ten (10) days prior written notice by Grantee to Grantor shall be deemed to be reasonable notice; provided, however, Grantee may dispose of such property in accordance with the foreclosure procedures of this Security Deed in lieu of proceeding under the UCC. Grantee may, but shall not be obligated to, from time to time, execute and deliver at Grantor's expense, all continuation statements, termination statements, amendments, partial releases, or other instruments relating to all financing statements by and between Grantor and Grantee. Except as otherwise provided in the Secured Debt Documents, if an Event of Default shall occur and is continuing, (a) Grantee, in addition to any other rights and remedies which it may have, may exercise immediately and without demand to the extent permitted by law, any and all rights and remedies granted to a secured party under the UCC including, without limiting the generality of the foregoing, the right to take possession of the UCC Collateral or any part thereof, and to take such other measures as may be necessary for the care, protection and preservation of such collateral and (b) upon request or demand of Grantee, Grantor shall at its expense, assemble the UCC Collateral and make it available to Grantee at a convenient place acceptable to Grantee. Grantor shall pay to Grantee on demand, any and all expenses, including reasonable attorneys' fees and disbursements incurred or paid by Grantee in protecting the interest in the UCC Collateral and in enforcing the rights hereunder with respect to such UCC Collateral.

            2.15.2 Grantor agrees, to the extent permitted by law, that: (i) all or a part of the Mortgaged Property are or are to become fixtures; and (ii) the address of Grantor is as set forth on the first page of this Security Deed.

                              ARTICLE 3 - REMEDIES

      3.1 Protective Advances. If an Event of Default shall have occurred and is continuing, then without thereby limiting Grantee's other rights or remedies, waiving or releasing any of Grantor's obligations, or imposing any obligation on Grantee, Grantee may, but shall not be obligated to, either advance any amount owing or perform any or all actions as may be necessary or appropriate to cure such default. All such advances shall constitute "Protective Advances." No sums advanced or performance rendered by Grantee shall cure, or be deemed a waiver of any Event of Default.

      3.2 Institution of Equity Proceedings. If an Event of Default occurs and is continuing, Grantee may institute an action, suit or proceeding in equity for specific performance of this Security Deed or any other Secured Debt Document, all of which shall be specifically enforceable by injunction or other equitable remedy.

      3.3 Grantee's Power of Enforcement.

            3.3.1 If an Event of Default shall have occurred, Grantee may, but shall not be obligated to, sell the Mortgaged Property or any part of the Mortgaged Property at public sale or sales before the door of the courthouse of the county in which the Mortgaged Property or any part of the Mortgaged Property is situated, to the highest bidder for cash, in order to pay the indebtedness secured hereby and accrued interest thereon and insurance premiums, liens, assessments, taxes and charges, including utility charges, if any, with accrued interest thereon, and all expenses of the sale and of all proceedings in connection therewith, including reasonable attorneys' fees actually incurred, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff's sales are advertised in said county. At any such public sale, Grantee may, but shall not be obligated to, execute and deliver to the purchaser a conveyance of the Mortgaged Property or any part of the Mortgaged Property in fee simple, with full warranties of title (or without warranties if Grantee shall so elect) and to this end, Grantor hereby constitutes and appoints Grantee the agent and attorney-in-fact of Grantor to make such sale and conveyance, and thereby to divest Grantor of all right, title, interest, equity and equity of redemption that Grantor may have in and to the Mortgaged Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Grantor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by dissolution, insolvency or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the indebtedness secured hereby and shall not be exhausted by one exercise thereof but may be exercised until full payment of all indebtedness secured hereby. In the event of any such foreclosure sale by Grantee, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

            3.3.2 Grantee may adjourn from time to time any sale by it to be made under or by virtue of this Security Deed by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Grantee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

            3.3.3 Upon any sale made under or by virtue of this Section 3.3 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), Grantee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Grantee is authorized to deduct under this Security Deed.

            3.3.4 No recovery of any judgment by Grantee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Grantor shall affect in any manner or to any extent, the lien and title of this Security Deed upon the Mortgaged Property or any part thereof, or any liens, titles, rights, powers or remedies of Grantee hereunder, but such liens, titles, rights, powers and remedies of Grantee shall continue unimpaired as before.

            3.3.5 Grantee is authorized, but shall not be obligated, to foreclose this Security Deed subject to the rights of any tenants of the Mortgaged Property, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Grantor, a defense to any proceedings instituted by Grantee to collect the sums secured hereby.

            3.3.6 After deducting all costs, fees and expenses of Grantee and of this Security Deed, including, without limitation, costs of evidence of title and reasonable attorneys' fees of Grantee in connection with a sale, Grantee shall apply the proceeds of such sale to payment of all sums expended under the terms hereof not then repaid, with accrued interest at the Default Rate then to the payment of all other sums then secured hereby and the remainder, if any, to the person or persons legally entitled thereto.

            3.3.7 If any Event of Default occurs and is continuing, Grantee may, either with or without entry or taking possession of the Mortgaged Property, and without regard to whether or not the indebtedness and other sums secured hereby shall be due and without prejudice to the right of Grantee thereafter to bring an action or proceeding to foreclose or any other action for any default existing at the time such earlier action was commenced, proceed by any appropriate action or proceeding: (1) to enforce payment of the Obligations, to the extent permitted by law, or the performance of any term hereof or any other right; (2) to foreclose this Security Deed in any manner provided by law for the foreclosure of mortgages or deeds of trust or deeds to secure debt on real property and to sell, as an entirety or in separate lots or parcels, the Mortgaged Property or any portion thereof pursuant to the laws of the State or under the judgment or decree of a court or courts of competent jurisdiction, and Grantee shall be entitled to recover in any such proceeding all costs and expenses incident thereto, including reasonable attorneys' fees in such amount as shall be awarded by the court; (3) to exercise any or all of the rights and remedies available to it under the Secured Debt Documents; and (4) to pursue any other remedy available to it. Grantee may take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as Grantee may determine.

            3.3.8 The remedies described in this Section 3.3 may be exercised with respect to all or any portion of the UCC Collateral, either simultaneously with the sale of any real property encumbered hereby or independent thereof. Grantee may at any time be permitted to proceed with respect to all or any portion of the UCC Collateral in any manner permitted by the UCC. Grantor agrees that Grantee's inclusion of all or any portion of the UCC Collateral in a sale or other remedy exercised with respect to the real property encumbered hereby, as permitted by the UCC, is a commercially reasonable disposition of such property.

      3.4 Grantee's Right to Enter and Take Possession, Operate and Apply
Income.

            (a) If an Event of Default occurs and is continuing, Grantor, upon demand of Grantee, shall forthwith surrender to Grantee the actual possession and, if and to the extent permitted by law, Grantee itself, or by such officers or agents as it may appoint, may enter and take possession of all of the Mortgaged Property, including the Tangible Collateral, without liability for trespass, damages or otherwise, and may exclude Grantor and its agents and employees wholly therefrom and may have joint access with Grantor to the books, papers and accounts of Grantor.

            (b) If an Event of Default has occurred and is continuing and Grantor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after Grantee's demand, Grantee may obtain a judgment or decree conferring on Grantee the right to immediate possession or requiring Grantor to deliver immediate possession of all or part of such property to Grantee and Grantor hereby specifically consents to the entry of such judgment or decree. Grantor shall pay to Grantee, upon demand, all costs and expenses of obtaining such judgment or decree and reasonable compensation to Grantee, its attorneys and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien, security title and security interest of this Security Deed.

            (c) Upon every such entering upon or taking of possession, Grantee may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof, and, from time to time and without being under any duty to so act:

                  (1) make all necessary and proper maintenance, repairs, renewals and replacements thereto and thereon, and all necessary additions, betterments and improvements thereto and thereon and purchase or otherwise acquire fixtures, personalty and other property in connection therewith;

                  (2) insure or keep the Mortgaged Property insured;

                  (3) manage and operate the Mortgaged Property and exercise all the rights and powers of Grantor in their name or otherwise with respect to the same;

                  (4) enter into agreements with others to exercise the powers herein granted Grantee, all as Grantee from time to time may determine; and shall apply the monies so received by Grantee in such priority as provided by the Secured Debt Documents to (1) the payment of interest and principal due and payable to the Grantee, (2) the deposits for taxes and assessments and insurance premiums due, (3) the cost of insurance, taxes, assessments and other proper charges upon the Mortgaged Property or any part thereof; (4) the compensation, expenses and disbursements of the agents, attorneys and other representatives of Grantee as allowed under this Security Deed; and (5) any other charges or costs required to be paid by Grantor under the terms of the Secured Debt Documents.

                  (5) rent or sublet the Mortgaged Property or any portion thereof for any purpose permitted by this Security Deed.

            Grantee shall surrender possession of the Mortgaged Property to Grantor (i) as may be required by law or court order, or (ii) when all amounts under any of the terms of the Secured Debt Documents, including this Security Deed, shall have been paid current and all Events of Default have been cured or waived. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

      3.5 Separate Sales. To the extent permitted by law or Governmental Rule, the Mortgaged Property may be sold in one or more parcels and in such manner and order as Grantee, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

      3.6 Waiver of Appraisement, Moratorium, Valuation, Stay, Extension and Redemption Laws. Grantor agrees to the full extent permitted by law that if an Event of Default occurs and is continuing, neither Grantor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, moratorium, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Security Deed or the absolute sale of the Mortgaged Property or any portion thereof or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Grantor for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the lien hereof and agrees that Grantee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety.

      3.7 Receiver. If an Event of Default occurs and is continuing, Grantee, to the extent permitted by law, and without regard to the value, adequacy or occupancy of the security for the indebtedness and other sums secured hereby, shall be entitled as a matter of right, but shall not be obligated to, if it so elects to the appointment of a receiver to enter upon and take possession of the Mortgaged Property and to collect all earnings, revenues and receipts and apply the same as the court may direct, and such receiver may be appointed by any court of competent jurisdiction upon application by Grantee. To the extent permitted by law, Grantee may have a receiver appointed without notice to Grantor or any third party, and Grantee may waive any requirement that the receiver post a bond. To the extent permitted by law, Grantee shall have the power to designate and select the Person who shall serve as the receiver and to negotiate all terms and conditions under which such receiver shall serve. To the extent permitted by law, any receiver appointed on Grantee's behalf may be an Affiliate of Grantee. The reasonable expenses, including receiver's fees, reasonable attorneys' fees, costs and agents' compensation, incurred pursuant to the powers herein contained shall be secured by this Security Deed. The right to enter and take possession of and to manage and operate the Mortgaged Property and to collect all earnings, revenues and receipts, whether by a receiver or otherwise, shall be cumulative to any other right or remedy available to Grantee under this Security Deed, the other Secured Debt Documents or otherwise available to Grantee and may be exercised concurrently therewith or independently thereof, but such rights shall be exercised in a manner which is otherwise in accordance with and consistent with the Secured Debt Documents. Grantee shall be liable to account only for such earnings, revenues and receipts (including, without limitation, security deposits) actually received by Grantee, whether received pursuant to this section or any other provision hereof. Notwithstanding the appointment of any receiver or other custodian, Grantee shall be entitled as pledgee to the possession and control of any cash, deposits, or instruments at the time held by, or payable or deliverable under the terms of this Security Deed to, Grantee.

      3.8 Suits to Protect the Mortgaged Property. Grantee shall have the power and authority to institute and maintain any suits and proceedings as may be advisable (a) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or in violation of this Security Deed, (b) to preserve or protect its interest in the Mortgaged Property, or (c) to restrain the enforcement of or compliance with any legislation or other Legal Requirement that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Grantee's interest

      3.9 Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Grantor, any Affiliate or any guarantor, co-maker or endorser of any of Grantor's obligations, its creditors or its property, Grantee, to the extent permitted by law, shall be entitled, but not obligated to file such proofs of claim or other documents as may be necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable by Grantor under the Secured Debt Documents, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Grantor after such date.

      3.10 Grantor to Pay Amounts Secured Hereby on Any Default in Payment; Application of Monies by Grantee.

            (a) In case of a foreclosure sale of all or any part of the Mortgaged Property and of the application of the proceeds of sale to the payment of the sums secured hereby, to the extent permitted by law, the Secured Debtholders shall be entitled to enforce payment from Grantor of any additional amounts then remaining due and unpaid and to recover judgment against Grantor for any portion thereof remaining unpaid, with interest at the Default Rate.

            (b) Grantor hereby agrees to the extent permitted by law, that no recovery of any such judgment by the Secured Debtholders or other action by the Secured Debtholders and no attachment or levy of any execution upon any of the Mortgaged Property or any other property shall in any way affect the Lien and security interest of this Security Deed upon the Mortgaged Property or any part thereof or any Lien, rights, powers or remedies of Grantee hereunder, but such Lien, rights, powers and remedies shall continue unimpaired as before.

            (c) Any monies collected or received by Grantee under this Section
3.10 shall be first applied to the payment of compensation, expenses and disbursements of the agents, attorneys and other representatives of the Grantee and the Secured Debtholders, and the balance remaining shall be applied as provided in the Collateral Trustee Agreement.

      3.11 Delay or Omission; No Waiver. No delay or omission of Grantee or the Secured Debtholders to exercise any right, power or remedy upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Grantee whether contained herein or in the other Secured Debt Documents or otherwise available to Grantee may be exercised from time to time and as often as may be deemed expedient by Grantee.

      3.12 No Waiver of One Default to Affect Another. No waiver of any defaults hereunder shall extend to or affect any subsequent or any other defaults then existing, or impair any rights, powers or remedies consequent thereon. If Grantee (a) grants forbearance or an extension of time for the payment of any sums secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted in this Security Deed or any other Secured Debt Document; (d) releases any part of the Mortgaged Property from the lien or security interest of this Security Deed or any other instrument securing the Obligations; (e) consents to the filing of any map, plat or replat of the Real Property or any part thereof; (f) consents to the granting of any easement on the Real Property; or (g) makes or consents to any agreement changing the terms of this Security Deed or any other Secured Debt Document subordinating the lien or any charge hereof, no such act or omission shall release, discharge, modify, change or affect the liability under this Security Deed or any other Secured Debt Document or otherwise of Grantor, or any subsequent purchaser of the Mortgaged Property or any part thereof or any maker, co-signer, surety or guarantor with respect to any other matters not addressed by such act or omission. No such act or omission shall preclude Grantee from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default, nor, except as otherwise expressly provided in an instrument or instruments executed by Grantee, shall the lien or security interest of this Security Deed be altered thereby, except to the extent expressly provided in such acts or omissions. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, Grantee, without notice to any person, firm or corporation, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the indebtedness secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder, or waiving its right to declare such sale or transfer an Event of Default as provided herein. Notwithstanding anything to the contrary contained in this Security Deed or any other Secured Debt Document, (i) in the case of any non-monetary default, Grantee may continue to accept payments due hereunder without thereby waiving the existence of such or any other default and (ii) in the case of any monetary Event of Default, Grantee may accept partial payments of any sums due hereunder without thereby waiving the existence of such Event of Default if the partial payment is not sufficient to completely cure such Event of Default.

      3.13 Discontinuance of Proceedings; Position of Parties Restored. If Grantee shall have proceeded to enforce any right or remedy under this Security Deed by foreclosure, entry of judgment or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or such proceedings shall have resulted in a final determination adverse to Grantee, then and in every such case Grantor and Grantee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Grantee shall continue as if no such proceedings had occurred or had been taken.

      3.14 Remedies Cumulative. Subject to the provisions of Section 4.15 hereof, no right, power or remedy, including without limitation remedies with respect to any security for the Obligations, conferred upon or reserved to Grantee by this Security Deed or any other Secured Debt Document is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under any other Secured Debt Document, now or hereafter existing at law, in equity or by statute, and Grantee shall be entitled to resort to such rights, powers, remedies or security as Grantee may deem advisable.

      3.15 Interest After Event of Default. If an Event of Default shall have occurred and is continuing, all sums outstanding and unpaid under the Secured Debt Documents, including this Security Deed, may bear interest at the Default Rate until such Event of Default has been cured. Grantor's obligation to pay such interest shall be secured by this Security Deed.

      3.16 Foreclosure; Expenses of Litigation. If Grantee forecloses, reasonable attorneys' fees for services in the supervision of said foreclosure proceeding shall be allowed to the Grantee as part of the foreclosure costs. In the event of foreclosure of the lien hereof, there shall be allowed and included as additional indebtedness all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Grantee for attorneys' fees, appraisers' fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after foreclosure sale or entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies and guarantees, and similar data and assurances with respect to title as are necessary either to prosecute such suit or to evidence to a bidder at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Mortgaged Property or any portion thereof. All expenditures and expenses of the nature in this section mentioned, and such expenses and fees as may be incurred in the protection of the Mortgaged Property and the maintenance of the lien and security interest of this Security Deed, including the reasonable fees of any attorney employed by Grantee in any litigation or proceeding affecting this Security Deed or any other Secured Debt Document, the Mortgaged Property or any portion thereof, including, without limitation, civil, probate, appellate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Grantor, with interest thereon at the Default Rate, and shall be secured by this Security Deed. Grantee waives its right to any statutory fee in connection with any judicial or nonjudicial foreclosure of the lien hereof and agrees to accept a reasonable fee for such services.

      3.17 Deficiency Judgments. If after foreclosure of this Security Deed, there shall remain any deficiency with respect to any amounts payable under the Secured Debt Documents, including hereunder, or any amounts secured hereby, and Grantee may institute any proceedings to recover such deficiency or deficiencies, all such amounts shall continue to bear interest at the Default Rate.

Grantor waives any defense to Grantee's recovery against Grantor of any deficiency after any foreclosure sale of the Mortgaged Property. To the extent permitted by law, Grantor expressly waives any defense or benefits that may be derived from any statute granting Grantor any defense to any such recovery by Grantee. In addition, Grantee shall be entitled to recovery of all of its reasonable costs and expenditures (including without limitation any court imposed costs) in connection with such proceedings, including their reasonable attorneys' fees, appraisal fees and the other costs, fees and expenditures referred to in Section 3.16 above. This provision shall survive any foreclosure or sale of the Mortgaged Property, any portion thereof and/or the extinguishment of the lien hereof.

      3.18 Waiver of Jury Trial. Grantee and Grantor each waive any right to have a jury participate in resolving any dispute whether sounding in contract, tort or otherwise arising out of, connected with, related to or incidental to the relationship established between them in connection with this Security Deed or any other Secured Debt Document. Any such disputes shall be resolved in a bench trial without a jury.

      3.19 Exculpation of Grantee. The acceptance by Grantee of the assignment contained herein with all of the rights, powers, privileges and authority created hereby shall not, prior to entry upon and taking possession of the Mortgaged Property by Grantee, be deemed or construed to make Grantee a "mortgagee in possession"; nor thereafter or at any time or in any event obligate Grantee to appear in or defend any action or proceeding relating to the Mortgaged Property, nor shall Grantee, prior to such entry and taking, be liable in any way for any injury or damage to person or property sustained by any Person in or about the Mortgaged Property.

                               ARTICLE 4 - GENERAL

      4.1 Discharge. When all of the Obligations shall have been paid in full, then this Security Deed and the lien and security interest created hereby shall be of no further force and effect, Grantor shall be released from the covenants, agreements and obligations of Grantor contained in this Security Deed and all right, title and interest in and to the Mortgaged Property shall revert to Grantor. Grantee, at the request and the expense of Grantor, shall promptly execute a deed of reconveyance and such other documents as may be reasonably requested by Grantor to evidence the discharge and satisfaction of this Security Deed and the release of Grantor from its obligations hereunder.

      4.2 No Waiver. The exercise of the privileges granted in this Security Deed to perform Grantor's obligations under the agreements which constitute the Mortgaged Property shall in no event be considered or constitute a waiver of any right which Grantee may have at any time, after an Event of Default shall have occurred and be continuing, to declare the Obligations to be immediately due and payable. No delay or omission to exercise any right, remedy or power accruing upon any default shall impair any such right, remedy or power or shall be construed to be a waiver of any such default or acquiescence therein; and every such right, remedy and power may be exercised from time to time and as often as may be deemed expedient.

      4.3 Extension, Rearrangement or Renewal of Obligations. It is expressly agreed that any of the Obligations at any time secured hereby may be from time to time extended for any period, or with the consent of Grantor rearranged or renewed, and that any part of the security herein described, or any other security for the Obligations, may be waived or released, without altering, varying or diminishing the force, effect or lien or security interest of this Security Deed; and the lien and security interest granted by this Security Deed shall continue as a prior lien and security interest on all of the Mortgaged Property not expressly so released, until the Obligations are fully paid and this Security Deed is terminated in accordance with the provisions hereof; and no other security now existing or hereafter taken to secure the payment of the Obligations or any part thereof or the performance of any obligation or liability of Grantor whatever shall in any manner impair or affect the security given by this Security Deed; and all security for the payment of the Obligations or any part thereof and the performance of any obligation or liability shall be taken, considered and held as cumulative.

      4.4 Forcible Detainer. Grantor agrees for itself and all Persons claiming by, through or under it, that subsequent to foreclosure hereunder in accordance with this Security Deed and applicable law if Grantor shall hold possession of the Mortgaged Property or any part thereof, Grantor or the Persons so holding possession shall be guilty of trespass; and any such Person (including Grantor) failing or refusing to surrender possession upon demand shall be guilty of forcible detainer and shall be liable to Grantee or any purchaser in foreclosure, as applicable, for reasonable rental on said premises, and shall be subject to eviction and removal in accordance with law.

      4.5 Waiver of Stay or Extension. To the extent permitted to be waived by law, Grantor shall not at any time insist upon or plead or in any manner whatever claim the benefit or advantage of any stay, extension or moratorium law now or at any time hereafter in force in any locality where the Mortgaged Property or any part thereof may or shall be situated, nor shall Grantor claim any benefit or advantage from any law now or hereafter in force providing for the valuation or appraisement of the Mortgaged Property or any part thereof prior to any sale thereof to be made pursuant to any provision of this Security Deed or to a decree of any court of competent jurisdiction, nor after any such sale shall Grantor claim or exercise any right conferred by any law now or at any time hereafter in force to redeem the Mortgaged Property so sold or any part thereof; and Grantor hereby expressly waives all benefit or advantage of any such law or laws and the appraisement of the Mortgaged Property or any part thereof, and covenants that Grantor shall not hinder or delay the execution of any power herein granted and delegated to Grantee but that Grantor shall permit the execution of every such power as though no such law had been made.

      4.6 Notices. Except where certified or registered mail notice is required by applicable law, any notice to Grantor or Grantee required or permitted hereunder shall be deemed to be given when given in the manner prescribed in the Collateral Trust Agreement.

      4.7 Severability. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Security Deed invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. In the event any term or provision contained in this Security Deed is in conflict, or may hereafter be held to be in conflict, with the laws of the State or of the United States of America, this Security Deed shall be affected only as to such particular term or provision, and shall in all other respects remain in full force and effect.

      4.8 Application of Payments. In the event that any part of the Obligations cannot lawfully be secured hereby, or in the event that the lien and security interest hereof cannot be lawfully enforced to pay any part of the Obligations, or in the event that the lien or security interest created by this Security Deed shall be invalid or unenforceable as to any part of the Obligations, then all payments on the Obligations shall be deemed to have been first applied to the complete payment and liquidation of that part of the Obligations which is not secured by this Security Deed and the unsecured portion of the Obligations shall be completely paid and liquidated prior to the payment and liquidation of the remaining secured portion of the Obligations.

      4.9 GOVERNING LAW. THIS SECURITY DEED IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

      4.10 Amendments. This Security Deed may be amended, supplemented or otherwise modified only by an instrument in writing signed by Grantor and Grantee.

      4.11 Successors and Assigns. All terms of this Security Deed shall run with the land and bind each of Grantor and Grantee and their respective successors and assigns, and all Persons claiming under or through Grantor or Grantee, as the case may be, or any such successor or assign, and shall inure to the benefit of Grantee and Grantor, and their respective successors and assigns.

      4.12 Renewal, Etc. To the extent permitted under the other Secured Debt Documents, Grantee may, but shall not be obligated to, at any time and from time to time renew or extend this Security Deed, or alter or modify the same in any way, or waive any of the terms, covenants or conditions hereof in whole or in part and may release any portion of the Mortgaged Property or any other security, and grant such extensions and indulgences in relation to the Obligations as Grantee may determine, without the consent of any junior lienor or encumbrancer and without any obligation to give notice of any kind thereto and without in any manner affecting the priority of the lien and security interest hereof on any part of the Mortgaged Property; provided that nothing in this Section 4.12 shall grant Grantee the right to alter or modify the Security Deed without the consent of the Grantor unless otherwise specifically permitted in this Security Deed.

      4.13 Future Advances. It is understood and agreed that this Security Deed secures, among other things, (i) the Priority Lien Debt (including future advances to be made with respect thereto), and all other Obligations of Grantor under the Priority Lien Documents; (ii) the Parity Lien Debt (including future advances to be made with respect thereto), and all other Obligations of Grantor under the Parity Lien Documents; (iii) all Obligations under any other Priority Lien Debt or Parity Lien Debt; (iv) any sums advanced or expenses or costs incurred by Grantee or any Secured Debtholder, or by any receiver appointed hereunder, which are made or incurred pursuant to, or permitted by, the terms hereof, plus interest thereon at the rate therein specified or otherwise agreed upon, from the date of the advances or the incurring of such expenses or costs until reimbursed; (v) any and all other indebtedness of Grantor to Grantee now or hereafter owing, whether direct or indirect, primary or secondary, fixed or contingent, joint or several, regardless of how evidenced or arising, where the indebtedness provides that it is secured hereby; and (vi) any extensions, refinancings, modifications or renewals of all such indebtedness described in subparagraphs (i) through (iv) above, whether or not Grantor executes any extension agreement or renewal instrument, and that the lien of any such future advances shall relate to the date of this Security Deed.

      4.14 Liability. Notwithstanding any provision in this Security Deed to the contrary, none of Grantee or any Secured Debt Representative or any of their agents shall be liable for any error of judgment or act done in good faith, or be otherwise responsible or accountable under any circumstances whatsoever. None of Grantee or any Secured Debt Representative or any of their agents shall be personally liable in case of entry by them, or anyone entering by virtue of the powers herein granted them, upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of the Mortgaged Property. Such persons shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by them hereunder, believed by them in good faith to be genuine. Grantee or any Secured Debt Representative or any of their agents shall be entitled to reimbursement for expenses incurred by them in the performance of their duties hereunder and to reasonable compensation for such of their services hereunder as shall be rendered. Grantor will, from time to time, pay the compensation due hereunder and reimburse such parties for, and save them harmless against, any and all liability and expenses which may be incurred by them in the performance of their duties.

      4.15 Severability and Compliance With Usury Law. The Secured Debt Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Applicable Laws and Legal Requirements. If any provision of any of the Secured Debt Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of the instrument in which such provision is contained, nor the application of such provision to other persons or circumstances, nor the other instruments referred to hereinabove, shall be affected thereby, but rather shall be enforceable to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of Grantor at all times to comply with the applicable State law governing the maximum rate or amount of interest payable on or in connection with the Obligations. If the Applicable Law is ever judicially interpreted so as to render usurious any amount called for under the Secured Debt Documents, or contracted for, charged, taken, reserved or received with respect to the extension of credit evidenced by the Secured Debt Documents or if acceleration of the maturity of the Obligations or if any prepayment by Grantor results in Grantor having paid any interest in excess of that permitted by law, then it is Grantor's express intent that all excess amounts theretofore collected by Grantee be credited on the principal balance due under the Secured Debt Documents (or, if the Secured Debt Documents have been or would thereby be paid in full, refunded to Grantor), and the provisions of the Secured Debt Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Grantee may not collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Grantee for the use, forbearance or detention of the Obligations may, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Obligations until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the applicable usury ceiling.

      4.16 Release of Collateral. Notwithstanding any provision herein to the contrary, the Mortgaged Property or any part thereof shall be released from the security interest created by this Mortgage in accordance with the provisions of the Collateral Trust Agreement.

      4.17 Time of the Essence. Grantor acknowledges that time is of the essence in performing all of Grantor's obligations set forth herein.

      4.18 Counterpart Execution. This Security Deed may be executed by the parties hereto in any number of counterparts (and be each of the parties hereof on separate counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      4.19 WAIVER OF GRANTOR'S RIGHTS. BY EXECUTION OF THIS SECURITY DEED AND BY INITIALING THIS SECTION 4.19, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE NOTES AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE MORTGAGED PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE (EXCEPT AS OTHERWISE PROVIDED HEREIN); (B) EXCEPT TO THE EXTENT PROVIDED OTHERWISE HEREIN, WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE;
(C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS SECURITY DEED AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR'S CHOICE PRIOR TO EXECUTING THIS SECURITY DEED; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN
TRANSACTION:

                              INITIALED BY GRANTOR:

                     ______________________________________


                        By:______________________________

      4.20 Attorneys' Fees. Notwithstanding anything contained herein to the contrary, (i) "reasonable attorneys' fees" are not, and shall not be, statutory attorneys' fees under the Official Code of Georgia Annotated ("O.C.G.A"), (ii) if, under any circumstances Grantor is required hereunder to pay any or all of Grantee's attorneys' fees and expenses, Grantor shall be responsible only for actual legal fees and out of pocket expenses actually incurred by Grantee at customary hourly rates for the work done, and (iii) Grantor shall not be liable under any circumstances for additional attorneys' fees or expenses under the O.C.G.A Section 13-1-11.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                                     AUGUSTA, GA

      IN WITNESS WHEREOF, Grantor has caused this Security Deed to be duly executed under seal and delivered as of the day and year first above written.

Signed, sealed and delivered            GRANTOR:
in the presence of:

                                        CALPINE CORPORATION,
______________________________          a Delaware corporation
Witness

                                        By:   ___________________________
________________________                Name:
Notary Public                           Title:

My Commission Expires

________________________
[NOTARY SEAL]

[corporate seal]

                                                                     AUGUSTA, GA

                                    EXHIBIT A

                               (LEGAL DESCRIPTION)

                                                                     AUGUSTA, GA

                                   EXHIBIT B

                          (ACCESS EASEMENT DESCRIPTION)

      All that tract or parcel of land situate, lying in the 86th G.M.D. of Richmond County, Georgia, designated as "INGRESS-EGRESS EASEMENT (0.99 AC.)" on a plat dated June 15, 2000 (last revised on October 3, 2001) by Cranston, Robertson & Whitehurst, P.C. for AUGUSTA ENERGY LLC, AUGUSTA ENERGY CENTER. Said access easement has a uniform width of Fifty (50') feet and begins on the Northern boundary of an UNNAMED ROAD (C.R. #1028-having a 60' Right of Way) as much UNNAMED ROAD is extended in a Westerly direction from its intersection with Columbia Nitrogen Drive to and over the property now or formerly of DSM CHEMICALS NORTH AMERICA, INC. and from said Northern boundary extends in a Southerly direction over said uniform width of Fifty feet to the intersection of the Northern boundary of the property designated as "COGENERATION PLANT SITE
22.02 AC." on the aforesaid plat to which reference is made by incorporation herein for a more accurate description of the metes bounds and location of the said Easement.

                         LAYDOWN YARD "A" EASEMENT AREA
                              (GRAVEL AREA=4.16 AC)

      All that tract or parcel of land situate, lying and being in the 86th G.M.D. of Richmond County, Georgia known and designated as "LAYDOWN YARD "A" EASEMENT AREA" (GRAVEL AREA = 4.16 AC) on a plat dated June 15, 2000 (last revised on October 3, 2001) by Cranston, Robertson & Whitehurst, P.C. for AUGUSTA ENERGY LLC, AUGUSTA ENERGY CENTER, to which plat reference is made by incorporation herein for a more accurate description of the metes, bounds and location of said Easement.

                         LAYDOWN YARD "B" EASEMENT AREA
                            (GRAVEL AREA = 12.80 AC.)

      All that tract or parcel of land situate, lying and being in the 86th G.M.D. of Richmond County, Georgia known and designated as "LAYDOWN YARD "B" EASEMENT AREA" (GRAVEL AREA = 12.80 AC.) on a plat dated June 15, 2000 (last revised on October 3, 2001) by Cranston, Robertson & Whitehurst, P.C. for AUGUSTA ENERGY LLC, AUGUSTA ENERGY CENTER, to which plat reference is made by incorporation herein for a more accurate description of the metes, bounds and location of said Easement.

                             (30' GAS LINE EASEMENT)

      All that tract or parcel of land situate lying and being in the 86th G.M.D. of Richmond County, Georgia known and designated as "Proposed 30' Gas Line Easement" on a plat dated June 15, 2000 (last revised on October 3, 2001) by Cranston, Robertson, & Whitehurst, P.C. to which plat reference is made by incorporation herein for a more accurate description of the


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metes, bounds and location of said Easement. Said Easement is located within the bounds of that parcel of land shown on the aforesaid plat as "Lay Down Yard "B" Easement Area" and extends from the southern boundary of the "90' Southern Natural Gas Easement" in a southerly direction to its intersection with the northern boundary of the "Cogeneration Plant site 22.02 Ac." all as shown on the aforesaid plat. The purpose of this easement is to provide access to Natural Gas supply and service from said pipeline to the Cogeneration Plant to be constructed on said 22.02 acre tract.

                            (EASEMENT FOR PIPE RACK)

      All that tract or parcel of land situate, lying and being in the 86th G.M.D. of Richmond County, Georgia, designated as "EASEMENT FOR PIPE RACK" on a plat dated June 15, 2000 (last revised on October 3, 2001) by Cranston, Robertson & Whitehurst, P.C. for AUGUSTA ENERGY LLC, AUGUSTA ENERGY CENTER. Said Easement is 75 feet in width and begins on the Eastern Boundary of the COGENERATION PLANT SITE-22.02 AC, as shown on the aforesaid plat and extents in an Easterly Direction to the property of DSM CHEMICALS NORTH AMERICA, INC. located on the Eastern right of way of. Columbia Nitrogen Drive. Reference is made to the aforesaid plat which is incorporated herein for a more accurate description of the metes, bounds and location of said Easement.